Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of New Amethyst Corp. on Form S-4 of our report dated March 31, 2014 (May 13, 2014 as to the presentation of the consolidated statement of equity as discussed in Note 1 and the disclosure of reportable segments as disclosed in Note 20, December 23, 2014 as to Note 21) relating to the consolidated financial statements of Sunbeam Holdings, L.P. and subsidiaries as of December 31, 2013 and for the year then ended appearing in AmSurg Corp.’s Current Report on Form 8-K dated December 23, 2014.

We also consent to the reference to us under the heading “Experts” in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Nashville, Tennessee

August 4, 2016

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of New Amethyst Corp. on Form S-4 of our report dated March 31, 2014 (May 13, 2014 as to the presentation of the consolidated statement of equity as discussed in Note 1 and the disclosure of reportable segments as disclosed in Note 20, December 23, 2014 as to Note 21) relating to the consolidated financial statements of Sunbeam Holdings, L.P. and subsidiaries as of December 31, 2012 and for each of the two years then ended appearing in AmSurg Corp.’s Current Report on Form 8-K dated December 23, 2014.

We also consent to the reference to us under the heading “Experts” in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Nashville, Tennessee

August 4, 2016